Exhibit 99.2

FOR IMMEDIATE RELEASE:
New York, NY: November 15, 2006

PRESS/INVESTOR RELATIONS CONTACT:
COMMONWEALTH CAPITAL GROUP
800.650.1534

News Just In: "A Civil Complaint against ATG dismissed with prejudice"...

A certain individual that promised to provide Software Programming services to the Company's predecessor back in 1998, for a number of years has claimed that ATG and its Officers and Directors treated him wrongfully.

He has spent several years trying to find a judge who agreed with him. On November 14 the United States Court for the Southern District once and for all put an end to unjustified attacks on ATG.

A U.S. Federal Judge, Honorable Denny Chin, in a 12 page decision dismissed each and every one of the plaintiffs 22 outrageous claims against us, "with prejudice". This means that this individual can never again harass us with his ludicrous claims.

We were represented by the Law Offices of Jonathan D. Bachrach, P. C., here in Manhattan.